EXHIBIT 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Chien-Fang Wang, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-KSB of Nano Superlattice Technology, Inc. for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Nano Superlattice Technology, Inc.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

May 12, 2008

/s/ Chien-Fang Wang
Chien-Fang Wang
Vice President